SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  June 7, 2016
First Connecticut Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	333-171913	45-1496206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Farm Glen Boulevard, Farmington, Connecticut 06032
(860) 676-4600
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02 (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2016, First Connecticut Bancorp, Inc.'s (the "Company") Compensation Committee approved the Company entering into Change of Control Agreements with the Company's Chairman, President and Chief Executive Officer, John J. Patrick, Jr., and the Company's named executive officers:  Gregory A. White, Executive Vice President and Chief Financial Officer; Michael T. Schweighoffer, Executive Vice President and Chief Lending Officer; Kenneth F. Burns, Executive Vice President Retail Banking/Marketing; and Catherine M. Burns, Executive Vice President and Chief Risk Officer.

Each of the agreements provides for a "double trigger" Change of Control with potential payments to the Executives of 2x (3x for Mr. Patrick) base salary and target cash incentive for the year of termination of employment.  Change of Control payments may not exceed the parachute payment restriction under Section 280G of the Internal Revenue Code.  There is also a one-year non-competition and non-solicitation condition (18 months for Mr. Patrick).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONNECTICUT BANCORP, INC.
Registrant

June 7, 2016	By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman, President and
and Chief Executive Officer